SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 28, 2006

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2006, pursuant to an Investment Agreement (the “Agreement”) by and between Ariel Way, Inc. ("Ariel Way") and Cornell Capital Partners, LP, a Delaware limited partnership and Montgomery Equity Partners, Ltd., a Cayman Islands exempted Company (individually referred to as “Cornell” and “Montgomery” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers one hundred sixty (160) Series A Preferred Shares for a consideration consisting solely of the surrender of certain Prior Securities as defined below.

Cornell has purchased from the Company the following securities: (i) a 12% promissory note dated February 2, 2005 in the original principal amount of Four Hundred Thousand Dollars ($400,000) plus Fifty Two Thousand Dollars ($52,000) of outstanding and accrued interest for a total amount due of Four Hundred Fifty Two Thousand Dollars ($452,000) and (ii) 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of Five Hundred Thousand Dollars ($500,000) plus Ten Thousand Five Hundred Fifty Six Dollars ($10,556) of outstanding and accrued interest for a total amount due of Five Hundred Ten Thousand Five Hundred Fifty Six Dollars ($510,556) (collectively referred to as the “Cornell Prior Securities”).

Montgomery has purchased from the Company the following securities: a 12% promissory note dated July 28, 2005 in the original principal amount of Six Hundred Thousand Dollars ($600,000) plus Forty Two Thousand Four Hundred Ten Dollars and Ninetty Six Cents ($42,410.96) amount of outstanding and accrued interest for a total amount due of Six Hundred Forty Two Thousand Four Hundred Ten Dollars and Ninety Six Cents ($642,410.96) (referred to as the “Montgomery Prior Securities”).  (Collectively the “Cornell Prior Securities” and the “Montgomery Prior Securities” are referred to as the “Prior Securities”).

All Prior Securites as defined above have been cancelled as a result of the sale of the Series A Preferred Shares to the Buyers.

Pursuant to authority conferred upon the Board of Directors of Ariel Way, Inc. (“Ariel Way”), a corporation organized and existing under the Florida Business Corporations Act, as amended, Ariel Way by the Articles of Incorporation of the Corporation, as in effect as of the date hereof, the Board of Directors of Ariel Way, by action duly taken by written consent in lieu of a meeting adopted resolutions creating a new series of one hundred sixty five (165) of certain Series A Convertible Preferred Shares par value $0.001 per share (the "Series A Preferred Shares"), par value $0.001 per share, out of Ariel Way’s previously authorized Preferred Stock, which resolutions remain in full force and effect on the date hereof and an issuance, to consist of one hundred sixty (160) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series A Preferred Shares, as follows.

Ariel Way filed on March 6, 2006 with the Florida Secretary of State a Certificate of Designation providing the terms and conditions of the Ariel Way Series A Convertible Preferred Stock.

The Holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to Ten Thousand Thirty One Dollars and Four Cents  ($10,031.04)  per share of Series A Preferred Shares (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Shares held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

The Series A Preferred Shares shall have registration rights pursuant to a certain Investor’s Registration Rights Agreement dated the February 28, 2006.

In lieu of payment on the Maturity Date as outlined herein the Holders of Series A Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights, at any time and from time to time at their sole discretion, as follow (the "Conversion Rights"):

(a) Each share of Series A Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company’s transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by the Conversion Price. The Conversion Price shall be equal to, the lesser of at the option of the Buyers either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP.

(b) At the Option of the Holders, if there are outstanding Series A Preferred Shares on February 28, 2008, each share of Series A Preferred Stock shall convert into shares of Common Stock at the Conversion Price then in effect on February 28, 2008.

(c) Each share of Series A Preferred Shares automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

The Conversion Price of the Series A Preferred Shares as described above shall be adjusted from time to time pursuant to the terms and conditions of the Ariel Way Series A Convertible Preferred Stock.

A copy of the various supporting documents related to the Series A Preferred Shares are attached as exhibit under Item 9.01(c) of this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits Furnished.

99.1	Ariel Way, Inc. Certificate of Designation, as filed with Florida Secretary of State - Series A Convertible Preferred Stock, dated February 28, 2006.
99.2	Investment Agreement by and between Cornell Capital Partners, LP, Montgomery Equity Partners, Ltd., and Ariel Way, Inc., dated February 28, 2006.
99.3	Registration Rights Agreement by and between Cornell Capital Partners, LP, Montgomery Equity Partners, Ltd., and Ariel Way, Inc., dated February 28, 2006.
99.4	Irrevocable Transfer Agent Instructions by and between Ariel Way, Inc., and Florida Atlantic Stock Transfer, Inc. dated February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

Date: March 3, 2006	By:	/s/ Arne Dunhem
Name: Arne Dunhem
Title: President and Chief Executive Officer